Exhibit 99.2

Toyota Business Highlights FY14 Q1



TOYOTA MOTOR SALES (TMS), U.S.A. INC. MONTHLY RESULTS

- The U.S. automobile SAAR figure for July 2013 came in at 15.7M units, above 15M units for the seventh month this calendar year.
- TMS July 2013 sales totaled 193,394 units, up 17.3% from July 2012 volume.
- Prius family July 2013 sales volume rose 40.0% compared to July 2012 volume. Lexus volume continued to increase driven by new model launches.
- North American production for July 2013 totaled 130,920 units, a volume increase of 10.4% from July 2012.


U.S. light vehicle seasonally adjusted annual rate (SAAR) and Toyota Motor Sales (TMS), U.S.A. Inc. sales
August 2008 - July 2013
Seasonally adjusted annual rate (units in millions)
Toyota U.S. light vehicle sales (units in thousands)
18
16
14
12
10
8
6
4
2
0
250
200
150
100
50
0
Aug-08
Nov-08
Feb-09
May-09
Aug-09
Nov-09
Feb-10
May-10
Aug-10
Nov-10
Feb-11
May-11
Aug-11
Nov-11
Feb-12
May-12
Aug-12
Nov-12
Feb-13
May-13

Source: Toyota, Bloomberg, Ward's Automotive Group.
Toyota Division represents Toyota and Scion vehicle sales.
Scion sales for July 2013 totaled 6,261 units, down by 9.3% from July 2012 Scion volume.
TMS monthly results include fleet sales volume.

Toyota Motor Sales, U.S.A. Inc. July 2013 unit sales


Toyota Division
Lexus
170,363
23,031

Toyota U.S. July 2013 unit sales - Toyota Division Top 5 makes


July-13
July-12

	July-12	July-13
Camry	29.913	34.780
Corolla	23.640	24.463
Prius	16.643	23.294
RAV4	15.248	19.538
Tacoma	11.350	13.882

Thousands of vehicles

Toyota U.S. July 2013 unit sales - Lexus Division Top 5 makes


July-13
July-12

	July-12	July-13
RX	7.357	8.437
ES	3.759	6.089
IS	2.296	3.641
GS	1.662	1.722
CT	1.499	1.306

Thousands of vehicles

TOYOTA MOTOR CORPORATION (TMC) FINANCIAL RESULTS

Yen in millions

TMC consolidated financial performance	Q1 FY2013	Q1 FY2014
Net Revenues	¥5,501,573	¥6,255,319
Operating Income (Loss)	353,143	663,383
Net Income attributable to TMC (Loss)	290,347	562,194

TMC Consolidated Balance Sheet		
Current Assets	¥12,107,624	¥14,370,075
Noncurrent finance receivables, net	5,432,051	7,302,124
Total Investments and other assets	6,424,105	8,439,259
Property, plant and equipment, net	6,065,995	7,056,806
Total Assets	¥30,029,775	¥37,168,264
Liabilities	¥19,002,182	¥23,617,558
Shareholders' equity	11,027,593	13,550,706
Total Liabilities and Shareholders' Equity	¥30,029,775	¥37,168,264

Operating Income (Loss) by geographic region		
Japan	¥107,105	¥456,075
North America	117,636	82,671
Europe	3,401	5,264
Asia	101,580	104,178
Other‡	27,176	42,506
Inter-segment elimination and/or unallocated amount	-3,755	-27,311

‡ "Other" consists of Central and South America, Oceania, Africa and the Middle East, etc.
Source: Toyota Motor Corporation company filings.



Production (units)	Q1 FY2013	Q1 FY2014
Japan	1,105,286	1,059,427
North America	450,723	484,419
Europe	102,030	108,396
Asia	470,070	473,419
Other‡	108,053	128,511

Sales (units)	Q1 FY2013	Q1 FY2014
Japan	576,670	525,777
North America	662,347	688,656
Europe	208,847	192,511
Asia	418,756	394,866
Other‡	401,943	430,049

TOYOTA MOTOR CREDIT CORPORATION (TMCC) FINANCIAL RESULTS

- Our consolidated results for Q1 FY2014 decreased as compared to Q1 FY2013 primarily due to an increase in interest expense during the quarter. There was also a slight increase in depreciation for operating leases that contributed to the decrease in our results.
- Market share in Q1 FY2014 increased to 64.2% from 62.5% in Q1 FY2013. Financing volume increased driven primarily by an increased number of lease contracts and an increase in TMS subvention.
- Net charge-offs as a percentage of average gross earning assets increased from .15% at June 30, 2012 to .17% at June 30, 2013 due primarily to higher severity.
- Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets saw a slight decrease in Q1 FY2014 compared to Q1 FY2013.

U.S. dollars in millions

TMCC financial performance	Q1 FY2013	Q1 FY2014
Total financing revenues	$1,797	$1,795
Income before income taxes	756	144
Net Income	477	91
Debt-to-Equity Ratio	9.2x	10.3x



TFS - Market Share¹
Q1 FY2013
Q1 FY2014
Q1 FY2014
64.2%
Q1 FY2013
62.5%



TMCC - Percentage of contracts subvened
Q1 FY2013
Q1 FY2014
100%
80%
60%
40%
20%
0%
51%
57%
29%
31%
81%
90%
New retail contracts
Used retail contracts
Lease contracts



TMCC - Vehicle financing volume
Q1 FY2013
Q1 FY2014
units in thousands
200
150
100
50
0
180
176
72
78
79
108
New retail contracts
Used retail contracts
Lease contracts



TMCC - Consumer portfolio credit performance*
Net charge-offs as a percentage of average gross earning assets
Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets
1.25%
1.00%
0.75%
0.50%
0.25%
0.00%
Q1 FY2010
Q1 FY2011
Q1 FY2012
Q1 FY2013
Q1 FY2014

¹Toyota Financial Services (TFS) market share represents the percentage of total domestic TMS sales of new Toyota and Lexus vehicles financed by us, excluding non-Toyota/Lexus sales, sales under dealer rental car and commercial fleet programs and sales of a private Toyota distributor.
**TMCC consumer portfolio includes TMCC and its consolidated subsidiaries*

NORTH AMERICAN SHORT-TERM FUNDING PROGRAMS

- Toyota Motor Credit Corporation (TMCC), Toyota Credit de Puerto Rico Corp. (TCPR), and Toyota Credit Canada Inc. (TCCI)† maintain direct relationships with institutional commercial paper investors through its **Sales & Trading team**, providing each access to a variety of domestic and global markets through three, distinct 3(a)(3) programs.
- For Q1 FY2014, TMCC and TCPR commercial paper programs ranged from approximately $23.4 billion to $26.0 billion with an average outstanding balance of $24.6 billion. As of June 30, 2013 the programs had an average remaining maturity of 88 days.



TMCC consolidated financial liabilities comparison
Amount ($billions)
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
9.5
41.1
24.6
7.6
47.1
23.9
Q1 FY2013
Q1 FY2014
Secured notes & loans payable
Unsecured notes & loans payable
Commercial Paper

†TCCI and TMCC are subsidiaries of Toyota Financial Services Corporation, a wholly-owned subsidiary of Toyota Motor Corporation.
‡TMCC consolidated financial liabilities include TMCC and its consolidated subsidiaries, which includes TCPR.

LET'S GO PLACES

- Toyota will introduce 9 new or updated models in 2013, including the brand new 2014 Lexus IS and 2014 Toyota Corolla.
- TMCC has updated its Investor Relations site. Please visit **www.toyotafinancial.com**, and select *Investor Relations* located in the upper-right hand corner of the browsing page.
- Toyota has recently created the Toyota in Action website highlighting the company's operations and innovations across the United States. Please visit **www.toyotainaction.com**, to learn more about our U.S. activities and impact.

Forward looking statements are subject to risks and uncertainties that could cause actual results to fall short of current expectations. Toyota and its affiliates discuss these risks and uncertainties in filings they make with the Securities and Exchange Commission. This presentation does not constitute an offer to purchase any securities. Any offer or sale of securities will be made only by means of a prospectus and related documentation.

The Toyota Financial Services Sales & Trading team engages in direct dialogue with institutional investors delivering a variety of fixed income products to meet our clients' investment objectives and risk tolerances. We focus on providing simple, personal, and proactive service in the execution of all trades.

Sales & Trading Contacts
Nicholas Ro
Sales & Trading Manager
(310) 468-7758
nicholas_ro@toyota.com

East Region
David Johnson
East Region Manager
(310) 468-7343
david_johnson@toyota.com

Richard Kinzly
East Region Representative
(310) 468-5302
richard_kinzly@toyota.com

Central/West Region
Darren Marco
Central/West Region Manager
(310) 468-5330
darren_marco@toyota.com

West Region
Ricky Chen
West Region Representative
(310) 468-3509
ricky_chen@toyota.com

Please direct all inquiries to ***(800) 292-1147*** *or email us at* ***tfs_trading@toyota.com***